UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EATON CORPORATION plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! EATON CORPORATION PLC 2026 Annual General Meeting Vote by April 21, 2026 11:59 PM ET. For shares held in a Plan, vote by April 19, 2026 11:59 PM ET. Powering Business Worldwide EATON CORPORATION PLC C/O EATON CENTER - 4143N 1000 EATON BOULEVARD BEACHWOOD, OH 44122 V84951-P46327-Z92065 You invested in EATON CORPORATION PLC and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on April 22, 2026. Get informed before you vote View Our Notice of Annual General Meeting of Shareholders, Proxy Statement, Annual Report to Shareholders and our Irish Statutory Accounts online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 8, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* April 22, 2026 9:00 A.M. Irish Time Eaton House 30 Pembroke Road Dublin 4, Ireland *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items 1. Electing the 11 director nominees Nominees: 1a. Gerald Johnson 1b. Silvio Napoli 1c. Gregory R. Page 1d. Sandra Pianalto 1e. Robert V. Pragada 1f. Paulo Ruiz 1g. Lori J. Ryerkerk 1h. Andre Schulten 1i. Karenann Terrell 1j. Dorothy C. Thompson 1k. Darryl L. Wilson 2. Approving the appointment of Ernst & Young LLP as independent auditor for 2026 and authorizing the Audit Committee of the Board of Directors to set auditor remuneration. 3. Approving, on an advisory basis, the Company’s executive compensation. 4. Approving the Board of Directors’ authority to issue shares under Irish law. 5. Approving the Board of Directors’ authority to opt-out of pre-emption rights under Irish law. 6. Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Company shares. Board Recommends For For For For For For For For For For For For For For For For NOTE: IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V84952-P46327-Z92065.